UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2013

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

Effective July 23, 2013, SIFCO Industries, Inc. (“SIFCO” or “Company”), entered into its second amendment to its existing credit agreement (“the Credit Agreement Amendment”) with Fifth Third Bank. The only material change was to add General Aluminum Forgings, LLC as a new borrower to its existing Credit Agreement. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached to this Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

On July 23, 2013, through its wholly-owned subsidiary, General Aluminum Forgings, LLC, SIFCO completed the purchase of the forging business and substantially all related operating assets from MW General, Inc. (DBA General Aluminium Forgings) (“GAF”). The forging business is operated in GAF’s Colorado Springs, Colorado facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

4.3	Second Amendment and Joinder to Credit and Security Agreement among Fifth Third Bank and SIFCO Industries, Inc. (and subsidiaries) dated July 23, 2013

99.1	Press Release dated July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: July 24, 2013	/s/ Catherine M. Kramer
Catherine M. Kramer
Chief Financial Officer and
Vice President, Finance
(Principal Financial Officer)